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                                                                   Exhibit 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of the Lamson & Sessions Co. for the registration of 1,800,000 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1998, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in its Annual Report (Form 10-K) for the year ended January 3, 1998, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP

Cleveland, Ohio
October 13, 1998